Exhibit 99.1

Natural Resource Partners L.P.

1415 Louisiana St., Suite 3325, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Reports First Quarter 2025 Results and Declares First Quarter 2025 Distribution of $0.75 per Common Unit

HOUSTON, May 6, 2025 - Natural Resource Partners L.P. (NYSE:NRP) today reported first quarter 2025 results as follows:

	For the Three Months Ended	Last Twelve Months Ended
(In thousands) (Unaudited)	March 31, 2025
Net income	$40,253	$167,684
Operating cash flow	34,424	211,418
Free cash flow (1)	35,124	214,136

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Highlights:

• Generated $35.1 million of free cash flow in the first quarter of 2025

• Paid fourth quarter 2024 common unit distribution of $0.75 per unit

• Paid special cash distribution of $1.21 per common unit to help cover unitholder tax liability associated with owning NRP units in 2024

• Declares first quarter 2025 common unit distribution of $0.75 per unit

"NRP generated $35 million of free cash flow in the first quarter of 2025 and $214 million of free cash flow over the last twelve months," said Craig Nunez, NRP's president and chief operating officer. "We expect prices for metallurgical coal, thermal coal, and soda ash to remain relatively weak for the foreseeable future. Our capital structure is solid and we continue to generate robust free cash flow. We have only $139 million of debt remaining with the prospect of freeing up cash for significant increases in unitholder distributions as debt is paid off next year.”

NRP announced today that the board of directors of its general partner declared a first quarter 2025 cash distribution of $0.75 per common unit to be paid on May 27, 2025, to unitholders of record on May 20, 2025. Future distributions on NRP's common units will be determined on a quarterly basis by the board of directors. The board of directors considers numerous factors each quarter in determining cash distributions including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability, and the level of cash reserves that the board determines is necessary for future operating and capital needs.

Segment Performance

Mineral Rights

Mineral Rights net income for the first quarter of 2025 decreased $15.4 million as compared to the prior year period. Mineral Rights operating cash flow and free cash flow each decreased $26.5 million as compared to the prior year period. These decreases were primarily due to lower metallurgical coal sales prices and volumes as compared to the prior year period. Approximately 55% of coal royalty revenues and approximately 40% of coal royalty sales volumes were derived from metallurgical coal in the first quarter of 2025.

NRP expects pricing in 2025 to remain muted for both metallurgical and thermal coal as soft global steel demand impacts metallurgical coal and domestic thermal coal inventory levels at power plants, while declining, remain well above their historical five-year average. Despite this weakened and uncertain environment, NRP expects continued price support above historically normal price levels due to elevated input cost inflation, operators' limited access to capital, and qualified labor shortages.

NRP continues to explore carbon neutral revenue opportunities across its mineral and surface assets for the sequestration of carbon dioxide underground and in standing forests, lithium production, and the generation of electricity using geothermal, solar, and wind energy. While the timing and likelihood of additional cash flows from these activities is uncertain, NRP believes its vast ownership footprint throughout the United States provides additional opportunities to create value in this regard with minimal capital investment by NRP.

Soda Ash

Soda Ash net income in the first quarter of 2025 decreased $0.8 million as compared to the prior year period primarily due to increased international sales mix in 2025. Operating cash flow and free cash flow in the first quarter of 2025 decreased $11.3 million as compared to the prior year period due to a lower cash distribution received from Sisecam Wyoming in the first quarter of 2025.

The soda ash market continues to be impacted by significant recent increases in global capacity introduced in 2024, primarily from China, as well as weakening demand for flat glass due to slower growth in global construction activity and lower demand for automobiles. International soda ash prices remain at or below the cost of production for many operators. NRP believes this weak pricing environment will continue throughout 2025 and into 2026 unless there is a significant rightsizing of high-cost producers shutting down out-of-the-money production or a significant rebound in the demand for flat glass. As such, NRP expects distributions from Sisecam Wyoming to remain at lower levels for the foreseeable future.

Corporate and Financing

Corporate and Financing net income increased $0.3 million in the first quarter of 2025 as compared to the prior year period. Operating cash flow and free cash flow each increased $0.7 million in the first quarter of 2025 as compared to the prior year period. These increases were primarily due to lower interest expense and cash paid for interest in the first quarter of 2025 as compared to the prior year period as a result of increased borrowings on the credit facility in 2024 used for warrant settlements.

Regarding distributions, in February 2025, NRP paid a fourth quarter 2024 cash distribution of $0.75 per common unit and in March 2025, NRP paid a special cash distribution of $1.21 per common unit to help cover unitholder tax liabilities associated with owning NRP's common units during 2024. Today, NRP declared a first quarter 2025 cash distribution of $0.75 per common unit.

NRP's available liquidity was $120.5 million at March 31, 2025, consisting of $30.9 million of cash and cash equivalents and $89.6 million of borrowing capacity available under its revolving credit facility.

NRP's consolidated leverage ratio was 0.7 x at March 31, 2025.

Conference Call

A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://registrations.events/direct/Q4I1544811. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full conference call we suggest registering at minimum 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

Concurrent with this announcement, we are providing qualified notice to brokers and nominees that hold NRP units on behalf of non-U.S. investors under Treasury Regulation Section 1.1446-4(b) and (d) and Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Brokers and nominees should treat one hundred percent (100%) of NRP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. In addition, brokers and nominees should treat one hundred percent (100%) of the distribution as being in excess of cumulative net income for purposes of determining the amount to withhold. Accordingly, NRP's distributions to non-U.S. investors are subject to federal income tax withholding at a rate equal to the sum of the highest applicable rate plus ten percent (10%).

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: future distributions on the Partnership’s common units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures and cash flow used in acquisition costs classified as investing or financing activities. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Leverage ratio" represents the outstanding principal of NRP's debt at the end of the period divided by the last twelve months' Adjusted EBITDA as defined above. NRP believes that leverage ratio is a useful measure to management and investors to evaluate and monitor the indebtedness of NRP relative to its ability to generate income to service such debt and in understanding trends in NRP’s overall financial condition. Leverage ratio may not be calculated the same for NRP as for other companies and is not a substitute for, and should not be used in conjunction with, GAAP financial ratios.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended
	March 31,		December 31,
(In thousands, except per unit data)	2025	2024	2024
Revenues and other income
Royalty and other mineral rights	$51,260	$67,372	$61,781
Transportation and processing services	4,421	3,427	2,978
Equity in earnings of Sisecam Wyoming	4,610	5,450	931
Gain on asset sales and disposals	247	165	36
Total revenues and other income	$60,538	$76,414	$65,726

Operating expenses
Operating and maintenance expenses	$6,776	$5,733	$9,645
Depreciation, depletion and amortization	3,989	4,654	2,827
General and administrative expenses	6,832	6,327	6,958
Asset impairments	20	—	—
Total operating expenses	$17,617	$16,714	$19,430

Income from operations	$42,921	$59,700	$46,296

Interest expense, net	$(2,668)	$(3,487)	$(3,524)

Net income	$40,253	$56,213	$42,772
Less: income attributable to preferred unitholders	—	(2,150)	—
Net income attributable to common unitholders and the general partner	$40,253	$54,063	$42,772

Net income attributable to common unitholders	$39,448	$52,982	$41,917
Net income attributable to the general partner	805	1,081	855

Net income per common unit
Basic	$3.01	$4.13	$3.21
Diluted	2.97	3.83	3.15

Net income	$40,253	$56,213	$42,772
Comprehensive income (loss) from unconsolidated investment and other	2,260	845	(714)
Comprehensive income	$42,513	$57,058	$42,058

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended
	March 31,		December 31,
(In thousands)	2025	2024	2024
Cash flows from operating activities
Net income	$40,253	$56,213	$42,772
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	3,989	4,654	2,827
Distributions from unconsolidated investment	2,940	14,210	10,667
Equity earnings from unconsolidated investment	(4,610)	(5,450)	(931)
Gain on asset sales and disposals	(247)	(165)	(36)
Asset impairments	20	—	—
Bad debt expense	451	(813)	3,647
Unit-based compensation expense	2,717	2,964	2,431
Amortization of debt issuance costs and other	(168)	(749)	1,094
Change in operating assets and liabilities:
Accounts receivable	(149)	9,433	1,574
Accounts payable	546	629	(73)
Accrued liabilities	(7,990)	(8,225)	3,829
Accrued interest	254	412	(473)
Deferred revenue	(3,227)	1,028	419
Other items, net	(355)	(2,642)	(1,527)
Net cash provided by operating activities	$34,424	$71,499	$66,220

Cash flows from investing activities
Proceeds from asset sales and disposals	$247	$165	$37
Return of long-term contract receivable	700	647	686
Net cash provided by investing activities	$947	$812	$723

Cash flows from financing activities
Debt borrowings	$33,700	$89,357	$15,000
Debt repayments	(37,000)	(55,696)	(70,332)
Distributions to common unitholders and the general partner	(26,276)	(42,186)	(9,987)
Distributions to preferred unitholders	—	(2,150)	—
Warrant settlements	—	(55,689)	—
Other items, net	(5,363)	(6,946)	(2,080)
Net cash used in financing activities	$(34,939)	$(73,310)	$(67,399)

Net increase (decrease) in cash and cash equivalents	$432	$(999)	$(456)
Cash and cash equivalents at beginning of period	30,444	11,989	30,900
Cash and cash equivalents at end of period	$30,876	$10,990	$30,444

Supplemental cash flow information:
Cash paid for interest	$2,371	$2,843	$3,986

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	March 31,	December 31,
	2025	2024
(In thousands, except unit data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$30,876	$30,444
Accounts receivable, net	31,387	31,469
Other current assets, net	2,137	1,961
Total current assets	$64,400	$63,874
Land	24,008	24,008
Mineral rights, net	377,245	379,638
Intangible assets, net	12,602	12,924
Equity in unconsolidated investment	261,286	257,355
Long-term contract receivable, net	22,734	23,480
Other long-term assets, net	10,198	11,628
Total assets	$772,473	$772,907
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,455	$909
Accrued liabilities	5,098	12,121
Accrued interest	556	302
Current portion of deferred revenue	4,949	4,341
Current portion of long-term debt, net	14,210	14,192
Total current liabilities	$26,268	$31,865
Deferred revenue	51,979	55,814
Long-term debt, net	124,594	127,876
Other non-current liabilities	5,275	6,244
Total liabilities	$208,116	$221,799
Commitments and contingencies
Partners’ capital
Common unitholders’ interest (13,138,097 and 13,049,123 units issued and outstanding at March 31, 2025 and December 31, 2024, respectively)	$553,754	$543,231
General partner’s interest	10,013	9,547
Accumulated other comprehensive income (loss)	590	(1,670)
Total partners’ capital	$564,357	$551,108
Total liabilities and partners' capital	$772,473	$772,907

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

				Accumulated
				Other	Total
	Common Unitholders		General	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Income (Loss)	Capital
Balance at December 31, 2024	13,049	$543,231	$9,547	$(1,670)	$551,108
Net income	—	39,448	805	—	40,253
Distributions to common unitholders and the general partner	—	(25,750)	(526)	—	(26,276)
Issuance of unit-based awards	89	—	—	—	—
Unit-based awards amortization and vesting, net	—	(3,175)	—	—	(3,175)
Capital contribution	—	—	187	—	187
Comprehensive income from unconsolidated investment and other	—	—	—	2,260	2,260
Balance at March 31, 2025	13,138	$553,754	$10,013	$590	$564,357

					Accumulated
					Other	Total
	Common Unitholders		General	Warrant	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Holders	Loss	Capital
Balance at December 31, 2023	12,635	$503,076	$8,005	$23,095	$(3,122)	$531,054
Net income (1)	—	55,089	1,124	—	—	56,213
Distributions to common unitholders and the general partner	—	(41,342)	(844)	—	—	(42,186)
Distributions to preferred unitholders	—	(2,107)	(43)	—	—	(2,150)
Issuance of unit-based awards	126	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(3,971)	—	—	—	(3,971)
Capital contribution	—	—	227	—	—	227
Warrant settlements	199	(36,650)	(748)	(18,291)	—	(55,689)
Comprehensive income from unconsolidated investment and other	—	—	—	—	845	845
Balance at March 31, 2024	12,960	$474,095	$7,721	$4,804	$(2,277)	$484,343

(1)

Net income includes $2.15 million of income attributable to preferred unitholders that accumulated during the period, of which $2.11 million is allocated to the common unitholders and $0.04 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the three months ended March 31, 2025 and 2024 and December 31, 2024:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended March 31, 2025
Revenues	$55,681	$—	$—	$55,681
Equity in earnings of Sisecam Wyoming	—	4,610	—	4,610
Gain on asset sales and disposals	247	—	—	247
Total revenues and other income	$55,928	$4,610	$—	$60,538
Asset impairments	$20	$—	$—	$20
Net income (loss)	$45,208	$4,550	$(9,505)	$40,253
Adjusted EBITDA (1)	$49,213	$2,880	$(6,833)	$45,260
Cash flow provided by (used in) continuing operations:
Operating activities	$43,223	$2,880	$(11,679)	$34,424
Investing activities	$947	$—	$—	$947
Financing activities	$(841)	$—	$(34,098)	$(34,939)
Distributable cash flow (1)	$44,170	$2,880	$(11,679)	$35,371
Free cash flow (1)	$43,923	$2,880	$(11,679)	$35,124

For the Three Months Ended March 31, 2024
Revenues	$70,799	$—	$—	$70,799
Equity in earnings of Sisecam Wyoming	—	5,450	—	5,450
Gain on asset sales and disposals	165	—	—	165
Total revenues and other income	$70,964	$5,450	$—	$76,414
Asset impairments	$—	$—	$—	$—
Net income (loss)	$60,644	$5,388	$(9,819)	$56,213
Adjusted EBITDA (1)	$65,293	$14,148	$(6,327)	$73,114
Cash flow provided by (used in) continuing operations:
Operating activities	$69,749	$14,148	$(12,398)	$71,499
Investing activities	$812	$—	$—	$812
Financing activities	$(1,086)	$—	$(72,224)	$(73,310)
Distributable cash flow (1)	$70,561	$14,148	$(12,398)	$72,311
Free cash flow (1)	$70,396	$14,148	$(12,398)	$72,146

For the Three Months Ended December 31, 2024
Revenues	$64,759	$—	$—	$64,759
Equity in earnings of Sisecam Wyoming	—	931	—	931
Gain on asset sales and disposals	36	—	—	36
Total revenues and other income	$64,795	$931	$—	$65,726
Asset impairments	$—	$—	$—	$—
Net income (loss)	$52,386	$872	$(10,486)	$42,772
Adjusted EBITDA (1)	$55,209	$10,608	$(6,958)	$58,859
Cash flow provided by (used in) continuing operations:
Operating activities	$62,575	$10,608	$(6,963)	$66,220
Investing activities	$723	$—	$—	$723
Financing activities	$—	$—	$(67,399)	$(67,399)
Distributable cash flow (1)	$63,298	$10,608	$(6,963)	$66,943
Free cash flow (1)	$63,261	$10,608	$(6,963)	$66,906

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended
	March 31,		December 31,
(In thousands, except per ton data)	2025	2024	2024
Coal sales volumes (tons)
Appalachia
Northern	124	117	315
Central	3,306	3,714	3,460
Southern	296	570	677
Total Appalachia	3,726	4,401	4,452
Illinois Basin	3,342	2,033	1,220
Northern Powder River Basin	916	949	366
Gulf Coast	237	265	206
Total coal sales volumes	8,221	7,648	6,244

Coal royalty revenue per ton
Appalachia
Northern	$1.48	$1.86	$4.50
Central	6.18	8.08	6.51
Southern	9.18	11.58	9.77
Illinois Basin	2.44	2.56	1.98
Northern Powder River Basin	4.55	4.85	4.90
Gulf Coast	0.78	0.75	0.81
Combined average coal royalty revenue per ton	4.36	6.12	5.59

Coal royalty revenues
Appalachia
Northern	$183	$218	$1,418
Central	20,426	29,992	22,517
Southern	2,718	6,602	6,614
Total Appalachia	23,327	36,812	30,549
Illinois Basin	8,141	5,211	2,417
Northern Powder River Basin	4,169	4,599	1,792
Gulf Coast	184	200	167
Unadjusted coal royalty revenues	35,821	46,822	34,925
Coal royalty adjustment for minimum leases	(323)	(4)	—
Total coal royalty revenues	$35,498	$46,818	$34,925

Other revenues
Production lease minimum revenues	$2,725	$924	$2,592
Minimum lease straight-line revenues	4,050	4,171	4,116
Oil and gas royalty revenues	2,444	3,640	1,610
Carbon neutral revenues	595	2,161	11,381
Property tax revenues	1,637	1,892	1,854
Wheelage revenues	1,738	2,672	2,242
Coal overriding royalty revenues	880	1,169	294
Lease amendment revenues	655	702	1,239
Aggregates royalty revenues	853	772	740
Other revenues	185	2,451	788
Total other revenues	$15,762	$20,554	$26,856
Royalty and other mineral rights	$51,260	$67,372	$61,781
Transportation and processing services revenues	4,421	3,427	2,978
Gain on asset sales and disposals	247	165	36
Total Mineral Rights segment revenues and other income	$55,928	$70,964	$64,795

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended March 31, 2025
Net income (loss)	$45,208	$4,550	$(9,505)	$40,253
Less: equity earnings from unconsolidated investment	—	(4,610)	—	(4,610)
Add: total distributions from unconsolidated investment	—	2,940	—	2,940
Add: interest expense, net	—	—	2,668	2,668
Add: depreciation, depletion and amortization	3,985	—	4	3,989
Add: asset impairments	20	—	—	20
Adjusted EBITDA	$49,213	$2,880	$(6,833)	$45,260

For the Three Months Ended March 31, 2024
Net income (loss)	$60,644	$5,388	$(9,819)	$56,213
Less: equity earnings from unconsolidated investment	—	(5,450)	—	(5,450)
Add: total distributions from unconsolidated investment	—	14,210	—	14,210
Add: interest expense, net	—	—	3,487	3,487
Add: depreciation, depletion and amortization	4,649	—	5	4,654
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$65,293	$14,148	$(6,327)	$73,114

For the Three Months Ended December 31, 2024
Net income (loss)	$52,386	$872	$(10,486)	$42,772
Less: equity earnings from unconsolidated investment	—	(931)	—	(931)
Add: total distributions from unconsolidated investment	—	10,667	—	10,667
Add: interest expense, net	—	—	3,524	3,524
Add: depreciation, depletion and amortization	2,823	—	4	2,827
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$55,209	$10,608	$(6,958)	$58,859

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended March 31, 2025
Net cash provided by (used in) operating activities	$43,223	$2,880	$(11,679)	$34,424
Add: proceeds from asset sales and disposals	247	—	—	247
Add: return of long-term contract receivable	700	—	—	700
Distributable cash flow	$44,170	$2,880	$(11,679)	$35,371
Less: proceeds from asset sales and disposals	(247)	—	—	(247)
Free cash flow	$43,923	$2,880	$(11,679)	$35,124

Net cash provided by investing activities	$947	$—	$—	$947
Net cash used in financing activities	$(841)	$—	$(34,098)	$(34,939)

For the Three Months Ended March 31, 2024
Net cash provided by (used in) operating activities	$69,749	$14,148	$(12,398)	$71,499
Add: proceeds from asset sales and disposals	165	—	—	165
Add: return of long-term contract receivable	647	—	—	647
Distributable cash flow	$70,561	$14,148	$(12,398)	$72,311
Less: proceeds from asset sales and disposals	(165)	—	—	(165)
Free cash flow	$70,396	$14,148	$(12,398)	$72,146

Net cash provided by investing activities	$812	$—	$—	$812
Net cash used in financing activities	$(1,086)	$—	$(72,224)	$(73,310)

For the Three Months Ended December 31, 2024
Net cash provided by (used in) operating activities	$62,575	$10,608	$(6,963)	$66,220
Add: proceeds from asset sales and disposals	37	—	—	37
Add: return of long-term contract receivable	686	—	—	686
Distributable cash flow	$63,298	$10,608	$(6,963)	$66,943
Less: proceeds from asset sales and disposals	(37)	—	—	(37)
Free cash flow	$63,261	$10,608	$(6,963)	$66,906

Net cash provided by investing activities	$723	$—	$—	$723
Net cash used in financing activities	$—	$—	$(67,399)	$(67,399)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Last Twelve Months (LTM) Free Cash Flow

	For the Three Months Ended
(In thousands)	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	Last 12 Months
Net cash provided by operating activities	$56,629	$54,145	$66,220	$34,424	$211,418
Add: proceeds from asset sales and disposals	4,643	1	37	247	4,928
Add: return of long-term contract receivable	659	673	686	700	2,718
Distributable cash flow	$61,931	$54,819	$66,943	$35,371	$219,064
Less: proceeds from asset sales and disposals	(4,643)	(1)	(37)	(247)	(4,928)
Free cash flow	$57,288	$54,818	$66,906	$35,124	$214,136

Leverage Ratio

	For the Three Months Ended
(In thousands)	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	Last 12 Months
Net income	$46,064	$38,595	$42,772	$40,253	$167,684
Less: equity earnings from unconsolidated investment	(3,645)	(8,109)	(931)	(4,610)	(17,295)
Add: total distributions from unconsolidated investment	7,584	6,320	10,667	2,940	27,511
Add: interest expense, net	4,349	4,194	3,524	2,668	14,735
Add: depreciation, depletion and amortization	3,324	4,730	2,827	3,989	14,870
Add: asset impairments	—	87	—	20	107
Adjusted EBITDA	$57,676	$45,817	$58,859	$45,260	$207,612

Debt—at March 31, 2025					$139,047

Leverage Ratio					0.7 x

	For the Three Months Ended
(In thousands)	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	Last 12 Months
Net income	$70,334	$63,846	$64,980	$56,213	$255,373
Less: equity earnings from unconsolidated investment	(26,978)	(12,401)	(14,764)	(5,450)	(59,593)
Add: total distributions from unconsolidated investment	32,350	23,010	15,338	14,210	84,908
Add: interest expense, net	3,492	3,837	3,921	3,487	14,737
Add: depreciation, depletion and amortization	3,792	4,594	6,020	4,654	19,060
Add: asset impairments	69	63	424	—	556
Adjusted EBITDA	$83,059	$82,949	$75,919	$73,114	$315,041

Debt—at March 31, 2024					$189,185

Leverage Ratio					0.6 x

-end-